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                                                                  EXHIBIT 10.21

                                 CYBERCASH, INC.
                             1995 STOCK OPTION PLAN
                       PERFORMANCE STOCK OPTION AGREEMENT

To GEORGE C. PAPPAS, Optionee:

         CYBERCASH, INC., (the "Company"), has granted you an option to purchase shares of the common stock of the Company ("Common Stock") under the CyberCash, Inc. 1995 Stock Option Plan (the "Plan"). This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The details of your option are as follows:

                   1. Total Number of Shares Subject to this Option. The total number of shares of Common Stock subject to this option is 120,000 Shares.

                   2.     Performance Vesting.

                   (a)    Standard Vesting. Unless vesting of this
Option is accelerated pursuant to paragraph 2(b), one hundred percent of the shares will vest on the date which is seven years less one day from the date you were granted this option (February 1, 2000).

                   (b) Accelerated Vesting. The shares covered by this option will be divided into three installments of 40,000 shares each, which will vest as follows:

                          (i)    The "First Installment" of 40,000 shares will
vest as of June 30, 2000 if the First Installment Condition is met. It will vest as of December 31, 2000 if the First Installment Condition is not met, but the Second Installment Condition is met.

                          (ii)   The "Second Installment" of 40,000 shares will
vest as of December 31, 2000 if the Second Installment Condition is met.

                          (iii)  The "Third Installment" of 40,000 shares will
vest as of June 30, 2001 if the Third Installment Condition is met.

                   (c) Vesting Conditions. The conditions for accelerated vesting are as follows:

                          (i)    The "First Installment Condition" shall be that
(1) the Company's revenue for the six months ending June 30, 2000 is at least $12,900,000 and (2) the Company's operating cash flow for the same period is not less than minus $5,100,000.

                          (ii)   The "Second Installment Condition" shall be
that (1) the Company's revenue for the twelve months ending December 31, 2000 is at least $28,500,000 and (2) the Company's operating cash flow for the same period is not less than minus $6,900,000.

                          (iii)  The "Third Installment Condition" shall be that
(1) the Company's revenue for the six months ending June 30, 2001 is at least $20,600,000 and (2) the Company's operating cash flow for the same period is not less than zero.


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       3.   Exercise Prices, Manner of Exercise, and Method of
Payment.

                   (a) Initial Exercise Price. The initial exercise price per share (the "First Exercise Price") of all of the shares covered by this option shall be $8.6875 (the last reported sale price on the Nasdaq Stock Market on the last full trading day immediately preceding the date hereof.) The exercise price per share shall be increased as provided below (but shall not be reduced below the First Exercise Price).

                   (b) Increases in Exercise Price. The per share exercise price for all of the unvested shares covered by this option shall be increased as of the close of business on July 1, 2000 to the last reported sale price on the Nasdaq Stock Market on the last full trading day immediately preceding that date (the "Second Exercise Price"). The per share exercise price for the Third Installment shall be increased as of the close of business on January 1, 2001 to the last reported sale price on the Nasdaq Stock Market on the last full trading day immediately preceding that date (the "Third Exercise Price"). The per share exercise price for all unvested shares in the First Installment and the Second Installment shall be increased as of the close of business on January 1, 2001 to $100 per share. If the Third Installment Condition is not met, the per share exercise price for the Third Installment shall be increased to $100 per share.

                   (c) Manner of Exercise. You may exercise the vested portion of your option, in whole or in part, by delivering the Notice of Exercise, attached to this option as an exhibit, together with the exercise price to the Secretary of the Company, or another person designated by the Company, during regular business hours, together with any additional documents required in the Notice of Exercise. Payment of the exercise price per share is due in full upon exercise of all or any part of this option. You may make payment of the exercise price under one or a combination of the following alternatives:

                          (i)    Payment of the exercise price per share in cash
or by check at the time of exercise;

                          (ii)   If at the time of exercise the Company's Common
Stock is publicly traded and quoted regularly in the Wall Street Journal, payment with shares of the Company's Common Stock you already own. The Common Stock (A) will be valued at its fair market value on the date of exercise, (B) if originally acquired from the Company, it must have been held for the period required to avoid a charge to the Company's reported earnings, and (C) it must be owned free and clear of any liens, claims, encumbrances or security interests;

                          (iii)  This option may also be exercised as part of a
program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or a check) by the Company before Common Stock is issued; or

                          (iv)   Payment by a combination of the methods of
payment listed in subparagraph 3(c)(i) through 3(c)(iii) above.

                   (d) Manner of Exercise for CyberCash India Optionees. Notwithstanding paragraph 3(c) above, optionees employed by or providing services to CyberCash India ("CCIPL Optionees") may exercise the vested portion of their option, in whole or part, only in the manner described on the attachment labeled "Manner of Exercise for CyberCash India Optionees".


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                   (e)    Representations of Optionee.  By exercising
this option you agree that:

                          (i)    the Company may require you to pay to the
Company any tax withholding obligation of the Company arising from (A) your exercise of this option; (B) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (C) the disposition of the shares of Common Stock you acquired upon the exercise of this option; and

                          (ii)   you will notify the Company in writing within
fifteen days after the date on which you dispose of any of the shares of the Common Stock issued to you upon your exercise of this option if the disposition of shares occurs within two years after the date on which you were granted this option or within one year of the date on which you exercised this option.

         4. Whole Shares. You may exercise this option only for whole shares and the Company shall be under no obligation to issue any fractional shares of Common Stock to you.

         5. Securities Law Compliance. Notwithstanding anything to the contrary contained in this option, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act") or, if the shares are not registered at that time, the Company has determined that the exercise and issuance would be exempt from the registration requirements of the Act.

         6.        Term of Option.

                   (a) The term of this option begins on the date you were granted this option and, unless it ends sooner for the reason described below, terminates on February 1, 2010, the "Expiration Date" (which date shall be no more than ten years from the date this option was granted). You may not, under any circumstances, exercise this option after the Expiration Date. By delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

                   (b) This option will also terminate prior to the end of its term if your service as an employee or an advisor or consultant with the Company and all Affiliates is terminated for any reason or for no reason. Your option will then terminate three months after the date on which you are no longer providing services to the Company or any Affiliate unless one of the following circumstances exists:

                                 (i)    Your termination of service is due to
                   your disability. This option will then terminate on the earlier of the Expiration Date or twelve months following the termination of your service.

                                 (ii)   Your termination of service is due to
                   your death. This option will then terminate on the earlier of the Expiration Date or twelve months after your death.

                   (c) If during any part of the three-month period you may not exercise your option solely because of the condition described in paragraph 5 above, then your option will not terminate until the earlier of the Expiration Date or until this option shall become exercisable for a period of three months after the termination of your service.


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                   (d)    If your exercise of the option within three months
after termination of your service with the Company and all Affiliates will result in liability under Section 16(b) of the Exchange Act, then your option will terminate on the earlier of (i) the Expiration Date, (ii) the tenth day after the last date on which your exercise would result in such liability or
(iii) six months and ten days after the termination of your service with the Company and all Affiliates.

                   (e) Following the termination of your service, you may exercise options for only the shares which are vested on the date of your termination of service.

         7. Option Not Transferable. This option may not be transferred, except by will or by the laws of descent and distribution, and may be exercised during your life only by you.

         8. Option Not an Employment Contract. This option is not an employment contract and nothing in this option creates in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

         9. Notices. Any notices provided for in this option or the Plan will be given in writing and will be considered to have been given upon receipt or, in the case of notices delivered by the Company to you, five days: (i) after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you later designate in writing to the Company, or (ii) for CCIPL Optionees only, after a notice is sent to you by courier delivery to the address specified below or at such other address as you later designate in writing to the Company, and not by the method designated in (i).

         10. Governing Plan Document. This option is subject to all the provisions of the Plan, which is attached as an exhibit to this option. All provisions of the Plan are hereby made a part of this option. This option is further subject to all interpretations, amendments, rules and regulations which may from time to time be set forth and adopted under the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

         Dated February 1, 2000